Texas South Energy, Inc. 10-Q

Exhibit 10.2

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to the Consulting Agreement (hereinafter referred to as the “Amendment”), is entered into as of this 15th day of September, 2015, by and among Texas South Energy, Inc., fka INKA Productions Corp. (“Company”) and John B. Connally, III (“Consultant”).

RECITALS

WHEREAS, the Company and Consultant executed that certain Consulting Agreement, dated effective as of October 11, 2013 (the “Agreement”); and

WHEREAS, the Company and Consultant desire to amend the Agreement to amend the term of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed among the parties hereto as follows:

1.             Defined Terms. The defined terms set forth in this Amendment shall have the same meanings as set forth in the Agreement.

2.             Amendment of Section 3 of the Agreement. Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

3.             Term. The term of this Agreement shall continue through December 31, 2016.

4.             No Other Amendments. Except as set forth in this Amendment, the Agreement shall remain in full force and effect as currently in effect.

5.             Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

Texas South Energy, Inc.		CONSULTANT

By:
Name:	James M. Askew	John B. Connally, III
Title:	President